Exhibit 10.4
CARDIOGENESIS CORPORATION
1996 STOCK OPTION PLAN
NOTICE OF GRANT OF STOCK OPTIONS
Name:
Employee ID (if applicable):
Option Number:
Plan:
Grant of Option
Effective                     , you have been granted a(n) Incentive Stock Option to buy                      shares of Cardiogenesis Corporation (the “Company”) common stock at                      per share.
The total option price of the shares granted is                     .
Shares in each period will become fully vested on the date shown below:

Shares	Vest Type	Full Vest	Expiration

Agreement
By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms of the Company’s 1996 Stock Option Plan, as amended, and the form of Stock Option Agreement, all of which are attached and made a part of this document.

Cardiogenesis Corporation	Date
Employee	Date